CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 25, 2016, relating to the financial statements and financial highlights which appears in the December 31, 2015 Annual Report to Shareholders of Oberweis Asia Opportunities Fund and Oberweis China Opportunities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 26, 2016